                                                                    Exhibit 23.5


                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated March 7, 1997 relating to the December 31, 1996 financial statements of Shared Technologies Fairchild Inc. included in the Intermedia Communications Inc. Form 10-K/A for the year ended December 31, 1997 and to all references to our Firm included in this Form S-3 Registration Statement No. 333-62931.



                                             /s/ Arthur Andersen LLP



Washington, D.C.


January 26, 1999